Broker-Dealer Variable Contract
                                               Supervisory and Service Agreement

--------------------------------------------------------------------------------
Princor Financial Services Corporation ("Princor"), and Principal Life Insurance Company (the "Insurer"), distributor and issuer for and of the Policies hereunder described and the undersigned broker-dealer (the "Broker-Dealer"), enter into this Agreement as of the date indicated, for the purpose of appointing the Broker-Dealer to perform the services hereunder described, subject to the following provisions:

1. Except as provided below, Princor hereby appoints the Broker-Dealer to provide sales assistance with respect to, and to cause applications to be solicited for the purchase of variable life policies issued by the Insurer. Broker-Dealer accepts such appointment and agrees to use its best efforts to provide sales assistance to registered representatives of the Broker-Dealer and to cause applications for the purchase of Policies to be solicited by such registered representatives. Broker-Dealer agrees to pay a commission to such registered representatives. Commissions will be paid to the registered representative's broker-dealer of record.

     The Insurer represents that the Policies, including any related separate accounts, shall comply with the registration and other applicable requirements of the Securities Act of 1933 (1933 Act) and the Investment Company Act of 1940 and the rules and regulations thereunder, including the terms of any order of the Securities and Exchange Commission (SEC) with respect thereto. Insurer further represents that the Policy prospectuses included in the Insurer's registration statement, post-effective amendments, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain all statements and information required to be stated therein by the 1933 Act and in all respects conform or will conform to the requirements thereof, and no prospectus, nor any supplement thereof, includes or will include any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the foregoing representations shall not apply to information contained in or omitted from any prospectus or supplement in reliance upon and in conformity with written information furnished to the Insurer by the Broker-Dealer specifically for use in preparation thereof. The foregoing representations also shall not apply to information contained in or omitted from any prospectus or supplement of any underlying mutual fund.

2. The Broker-Dealer will promptly forward to the appropriate office of Princor, or its authorized designee, all Policy applications along with other documents, if any, and any payments received with such applications and will have no rights of set off for any reason. Any Policy application which is rejected, together with any payment made and other documents submitted, shall be returned to the Broker-Dealer.

3. Insurer, on behalf of Princor, shall pay the Broker-Dealer pursuant to the accompanying Exhibits. The Broker-Dealer agrees to return promptly all compensation received for any Policy returned within the "free look" period as specified in the Policy.

4. In those states where Broker-Dealer cannot obtain an insurance license, Broker-Dealer represents and warrants that: it will effect the sale of the Policy through a validly licensed insurance Representative (Compensation Representative) who has entered into an agreement with Broker-Dealer for this purpose; it authorizes Insurer to pay any compensation due it from sales of the Policy to such Compensation Representative; it remains fully responsible for recordkeeping and supervision of the solicitation and/or sale of the Policy; all monies received by Compensation Representative in accordance with this section will be distributed by Compensation Representative only to duly licensed and registered representatives who have been appointed by the Insurer to solicit for applications for the Polices.

5. The Broker-Dealer represents that it is a registered broker-dealer under the Securities Exchange Act of 1934, a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and is registered as a broker-dealer under state law to the extent required in order to provide the services described in this Agreement. Broker-Dealer agrees to abide by all rules and regulations of the NASD Regulation, Inc. ("NASDR"), including its Conduct Rules, and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Policies, including the prospectus delivery requirements under the Securities Act of 1933 for the Policies and any underlying mutual fund. The Broker-Dealer is responsible for prospectus delivery requirements only on initial sale. The Insurer and underwriter will be responsible for prospectus delivery annually after the original sale. The Broker-Dealer agrees to notify Princor promptly of any change, termination, or suspension of its status as a broker-dealer or NASD member. Broker-Dealer shall immediately notify Princor with respect to i) the initiation and disposition of any form of disciplinary action by the NASDR or any other agency or instrumentality having jurisdiction with respect to the subject matter hereof against Broker-Dealer or any of its employees or agents; ii) the issuance of any form of deficiency notice made part of the public record by the NASDR or any such agency regarding Broker-Dealer's training, supervision or sales practices; and/or iii) the effectuation of any consensual order with respect thereto.

6. In connection with the solicitation of applications for the purchase of Policies, Broker-Dealer agrees to indemnify and hold harmless Princor and the Insurer from any damage or expense as a result of (a) the negligence, misconduct or wrongful act of Broker-Dealer or any employee, representative or agent of the Broker-Dealer and/or (b) any actual or alleged violation of any securities or insurance laws, regulations or orders and/or (c) any actual or alleged obligation of the Compensation Representative under terms of the agreement between the Broker-Dealer and the Compensation
     Representative,  including  claims  by one or more  of the  Broker-Dealer's representatives for compensation due or to become due on account of such representatives' sales of the Policy and any claims or controversy between Broker-Dealer and Compensation Representative as to rights to compensation.. Any indebtedness or obligation of the Broker-Dealer to Princor or the Insurer, whether arising hereunder or otherwise, and any liabilities incurred or moneys paid by Princor or the Insurer to any person as a result of any misrepresentation, wrongful or unauthorized act or omission, negligence of or failure of Broker-Dealer or its employees, producers, and registered representatives to comply with this Agreement, shall be set off against any compensation payable under this Agreement. Notwithstanding the foregoing, Broker-Dealer shall not indemnify and hold harmless Princor and the Insurer from any damage or expense on account of the negligence, misconduct or wrongful act of Broker-Dealer or any employee, representative or producer of Broker-Dealer if such negligence, misconduct or wrongful act arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by Princor or the Insurer for use in conjunction with the offer or sale of Policies, or (iii) any state registration or other document filed in any state or jurisdiction in order to qualify any Policies under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by termination of this Agreement.

     In connection with the solicitation of applications for the purchase of Policies, Princor and the Insurer agree to indemnify and hold harmless Broker-Dealer from any damage or expense on account of the negligence, misconduct or wrongful act of Princor or the Insurer or any employee, representative or producer of Princor or the Insurer, including but not limited to, any damage or expense which arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by Princor or the Insurer for use in conjunction with the offer or sale of the Policies; or
     (iii) any state registration or other document filed in any state or other jurisdiction in order to qualify any Policy under the securities laws of such state or jurisdiction and/or any actual or alleged violation of any securities or insurance laws, regulations or orders. The terms of this provision shall not be impaired by termination of this Agreement.

7. The Broker-Dealer will itself be, or will select persons associated with it who are trained and qualified to solicit applications for purchase of Policies in conformance with applicable state and federal laws. Any such persons shall be registered representatives of the Broker-Dealer in accordance with the rules of the NASDR, be licensed to offer the Policies in accordance with the insurance laws of any jurisdiction in which such person solicits applications and be licensed with and appointed by the Insurer to solicit applications for the Policies. Broker-Dealer will supervise its representatives to insure that purchase of a Policy is not recommended to an applicant in the absence of reasonable grounds to believe that the purchase of a Policy is suitable for that applicant. Broker-Dealer shall pay the fees to regulatory authorities in connection with obtaining necessary securities licenses and authorizations for registered representatives to solicit applications for the purchase of Policies. Insurer is responsible for fees in connection with the appointment of registered representatives as producers of the Insurer.

8. The activities of all producers referred to in Paragraph 6 will be under the direct supervision and control of the Broker-Dealer. The right of such producers to solicit applications for the purchase of Policies is subject to their continued compliance with the rules and procedures which may be established by the Broker-Dealer, or the Insurer, including, but not limited to, those set forth in this Agreement.

9. The Broker-Dealer shall ensure that applications for the purchase of Policies are solicited only in the states where the Policies are qualified for sale, and only in accordance with the terms and conditions of the then current prospectus applicable to the Policies and will make no representations not included in the prospectus, Statement of Additional Information, or in any authorized supplemental material supplied by Princor. With regard to the Policies, the Broker-Dealer shall not use or permit its producers to use any sales promotion materials or any form of advertising other than that supplied or approved by Princor. The Insurer and Princor shall provide only approved supplemental material, advertising and sales materials, including illustrations, for Broker-Dealer use.

10. Broker-Dealer shall ensure that the prospectus delivery requirements under the Securities Act of 1933 and all other applicable securities and insurance laws, rules and regulations are met and that delivery of any prospectus for the Policies will be accompanied by delivery of the prospectus for the underlying mutual funds, and, where required by state law, the Statement of Additional Information for the underlying mutual funds. The Insurer or Princor shall inform the Broker-Dealer of those states which require delivery of a Statement of Additional Information with the prospectus on initial sale.

11. The Broker-Dealer understands and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent contractor and not as an agent or employee of Princor or the Insurer and that it is not authorized to act for, or make any representation on behalf of, Princor or the Insurer except as specified herein. Broker-Dealer understands and agrees that the Insurer shall execute telephone transactions only in accordance with the terms and conditions of the then current prospectus applicable to the Policies and agrees that in consideration for the Broker-Dealer's right to exercise the telephone transaction services neither Princor nor the Insurer will be liable for any loss, injury or damage incurred as a result of acting upon, nor will they be held responsible for the authenticity of any telephone instructions containing unauthorized, incorrect or incomplete information. Broker-Dealer agrees to indemnify and hold harmless Princor and the Insurer against any loss, injury or damage resulting from any telephone transactions instruction containing unauthorized, incorrect or incomplete information received from Broker-Dealer or any of its registered representatives. (Telephone instructions are recorded on tape.)

12. This Agreement may not be assigned by the Broker-Dealer without the prior written consent of Princor. Any party hereto may cancel this Agreement at any time upon written notice. This Agreement shall automatically terminate if the Broker-Dealer voluntarily or involuntarily ceases to be or is suspended from being, a member in good standing of the NASD. Provided further, Princor and the Insurer reserve the right to terminate this Agreement in the event that any employee or agent of Broker-Dealer is suspended, disciplined or found to be in violation of governing insurance or securities laws, rules or regulations. Furthermore, Princor and the Insurer reserve the right to revise the payments for services described in this Agreement as set forth in the accompanying Exhibits at any time upon the mailing of written notice to the Broker-Dealer. Failure of any party to terminate this Agreement for any of the causes set forth in this Agreement shall not constitute a waiver of the right to terminate this Agreement at a later time for any such causes.

13. This Agreement on the part of the Broker-Dealer runs to Princor and the Insurer and is for the benefit of and enforceable by each. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.



AGREED TO BY:

ABC BROKER DEALER, INC


       By: ________________________________
       Title: _____________________________
       Date: ______________________________

PRINCOR FINANCIAL SERVICES CORPORATION


       By: ________________________________
       Title: _____________________________
       Date: ______________________________


PRINCIPAL LIFE INSURANCE COMPANY


       By: ________________________________
       Title: _____________________________
       Date: ______________________________


                        EXHIBIT A - Compensation Schedule
                           PrinFlex LIFE Broker-Dealer
                        Supervisory and Service Agreement

Principal Mutual Life Insurance Company will pay commissions on sales of policies made pursuant to the Broker-Dealer Variable Contract Supervisory and Service Agreement according to the schedule below on premiums we receive.

We may, by written notice to you, change this compensation schedule. We may discontinue the issuance of any form of policy and fix the amount of compensation on policies issued in exchange for previously issued policies.

First Year Commissions

     a) 50%# of premium received up to the planned periodic premium, not to exceed target premium*.

     b) 3% of premium received above the lesser of planned periodic or target premium.

     *The target premium is determined according to a rate per $1,000 of face amount. This rate varies by age and sex of the insured.

     # See Special Underwriting
Target Premiums (Annual per $1,000 face amount)

     --------------------------------------------------------------------------------------------------------
       Age        Male        Female       Unisex                Age        Male        Female       Unisex
       ---        ----        ------       ------                ---        ----        ------       ------

        0         3.50         2.83         3.41                  45        14.31        11.93        14.00
        1         3.50         2.83         3.41                  46        15.08        12.53        14.75
        2         3.50         2.83         3.41                  47        15.90        13.16        15.54
        3         3.50         2.83         3.41                  48        16.77        13.83        16.39
        4         3.50         2.83         3.41                  49        17.70        14.54        17.29
        5         3.50         2.83         3.41                  50        18.68        15.30        18.24
        6         3.50         2.83         3.41                  51        19.74        16.10        19.27
        7         3.50         2.83         3.41                  52        20.86        16.94        20.35
        8         3.50         2.83         3.41                  53        22.05        17.85        21.50
        9         3.50         2.83         3.41                  54        23.32        18.80        22.73
        10        3.50         2.83         3.41                  55        24.67        19.82        24.04
        11        3.65         2.91         3.55                  56        26.11        20.90        25.43
        12        3.80         3.00         3.70                  57        27.65        22.05        26.92
        13        3.95         3.08         3.84                  58        29.30        23.29        28.52
        14        4.10         3.17         3.98                  59        31.05        24.62        30.21
        15        4.25         3.25         4.12                  60        32.93        26.06        32.04
        16        4.62         3.63         4.49                  61        34.94        27.60        33.99
        17        4.99         4.00         4.86                  62        37.10        29.26        36.08
        18        5.36         4.38         5.23                  63        39.40        31.06        38.32
        19        5.73         4.75         5.60                  64        41.86        32.97        40.70
        20        6.10         5.13         5.97                  65        44.48        35.02        43.25
        21        6.11         5.16         5.99                  66        47.29        37.21        45.98
        22        6.12         5.20         6.00                  67        50.30        39.58        48.91
        23        6.13         5.23         6.01                  68        53.52        42.14        52.04
        24        6.14         5.27         6.03                  69        56.98        44.93        55.41
        25        6.15         5.30         6.04                  70        60.71        47.98        59.06
        26        6.29         5.42         6.18                  71        64.73        51.30        62.98
        27        6.43         5.54         6.31                  72        69.02        54.93        67.19
        28        6.57         5.65         6.45                  73        73.62        58.86        71.70
        29        6.71         5.77         6.59                  74        78.48        63.12        76.48
        30        6.85         5.89         6.73                  75        83.65        67.71        81.58
        31        7.17         6.16         7.04                  76        87.77        71.45        85.65
        32        7.51         6.44         7.37                  77        91.89        75.20        89.72
        33        7.87         6.74         7.72                  78        96.00        78.94        93.78
        34        8.26         7.06         8.10                  79       100.12        82.69        97.85
        35        8.66         7.40         8.50                  80       104.24        86.43       101.92
        36        9.10         7.76         8.93                  81       113.32        95.74       111.03
        37        9.55         8.13         9.37                  82       122.40       105.05       120.14
        38        10.03        8.53         9.84                  83       131.48       114.36       129.25
        39        10.54        8.94         10.33                 84       140.56       123.67       138.36
        40        11.09        9.38         10.87                 85       149.64       132.98       147.47
        41        11.66        9.83         11.42
        42        12.26        10.32        12.01
        43        12.91        10.82        12.64
        44        13.59        11.36        13.30
     --------------------------------------------------------------------------------------------------------

Service Fees

     A service fee of 3% on all premium received beyond the first policy year is paid as long as the policy remains in effect and the Broker-Dealer Variable Contract Supervisory and Service Agreement remains active.

Compensation on Increases

     An increase is defined as a face amount increase. We will compare the increased face amount of the policy against the highest policy face amount over the latest three year period to determine if there is a policy face amount increase during the current year.

     A 50%# commission will be paid on premium received during the first 12 months following the date of an face amount increase that is greater than the premium level on which a high [50%] first year commission rate was previously paid. The maximum premium on which a high [50%] first year commission rate is paid will be limited to the lesser of total planned periodic premium or total target premium amount of the policy after a face amount increase has occurred.

     # See Special Underwriting

Compensation for Replacement of Life Policies Issued by Principal Mutual Life Insurance Company

A.   First year commission is the sum of 1,2, 3 and 4 which follow.

     1. A full first year commission rate as set out in First Year Commissions of the exhibit will be applied to all new policy premium in excess of the replaced premium but less than the planned periodic, not to exceed target premium.
     2. A percentage of the first year commission rate of the new policy determined from the table below according to the number of years since the replaced policy was issued or updated will be applied to the replaced policy planned periodic premium, not to exceed target premium. The resulting commission rate in the table shall in no event exceed the applicable first year commissions rates as set out in the First Year Commissions section of this exhibit.

---------------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage of New
                                                                                                      Policy's
                                                                                                     First Year
  Years Since                 Percentage of New Policy's          Years Since Date of              Commission Rate
 Date of Issue                 First Year Commission Rate                Issue                    Payable on Replaced
   or Update                  Payable on Replaced Premium*             or Update                       Premium*
   ---------                  ----------------------------             ---------                       --------

    0 -  3                                 0                               12                             36
         4                                20                               13                             38
         5                                22                               14                             40
         6                                24                               15                             42
         7                                26                               16                             44
         8                                28                               17                             46
         9                                30                               18                             48
        10                                32                          19 and later                        50
        11                                34
---------------------------------------------------------------------------------------------------------------------------

* Replaced premium amounts will be defined as the level of premium on which a first year commission was previously paid.
** A commission equal to the renewal rate of the new policy will be paid on replaced premium.

     3. Commissions on cash values conserved and transferred into the new policy will be paid as follows:

         o   3% of cash value transferred from a non-Updated policy.

         o 1% on cash value transferred from an Updated policy or current yield policy.

         These commissions will be paid on cash values deposited as unscheduled premiums. However, in situations where a policy loan is carried over to the new policy, we will not pay a commission on the unscheduled premium deposit created for the purpose of carrying over the loan.

     4. An additional 5% commission will be paid on the amount of policy premium being replaced if the total premium in the new policy is at least 25% greater than the premium of the replaced policy.

B. Service fees are determined according to the applicable rates for such as set out in the exhibit.

C. Commissions will not be paid when partial surrender amounts are used to fund premium increases or new business.

D. For special situations defined by the Insurer involving replacement of life policies, the insurer reserves the right to further modify commissions
     payable  on  replacements   outlined  above.

E. Special Underwriting. Commission rate is reduced to 45% if Batch underwriting or Expanded Non-Medical underwriting is used. Commission rate is reduced to 30% of Guaranteed Issue underwriting is used. Other arrangements may be made with different compensation amounts.


                        EXHIBIT B - Compensation Schedule
                               SVUL Broker-Dealer
                        Supervisory and Service Agreement

Principal Mutual Life Insurance Company will pay commissions on sales of policies made pursuant to the Broker-Dealer Variable Contract Supervisory and Service Agreement according to the schedule below on premiums we receive.

We may, by written notice to you, change this compensation schedule. We may discontinue the issuance of any form of policy and fix the amount of compensation on policies issued in exchange for previously issued policies.

First Year Commissions

     c) 50%# of premium received up to the planned periodic premium, not to exceed target premium*.
     d) 3% of premium received above the lesser of planned periodic or target premium.

     *The target premium is determined according to a rate per $1,000 of face amount. This rate varies by age and sex of the insured.

                 Target Premiums (Annual per $1,000 face amount)

                                   APPENDIX B

                                 TARGET PREMIUMS

The target premiums for the Policy are based on the joint equivalent age (JEA) of the insureds. The JEA takes into account the gender*, age, smoking status and risk classification of each insured. The calculation is as follows:

     1. Start with the unadjusted individual ages of insured #1 and insured #2. Call this (X1) and (X2) respectively.
     2.  Take  each  individual  age and adjust for gender.
         -if Male the gender adjustment is 0
         -if Female the gender adjustment is minus 5
         -if Unisex rating is used, the gender adjustment is minus 2

     3. Take resulting individual ages from step 2 and adjust for smokers if applicable.
         -if Male Smoker the smoker adjustment is plus 3
         -if Female Smoker the smoker adjustment is plus 2
         -if Unisex Smoker the smoker adjustment is plus 3

     4. Take resulting individual ages from step 3 and adjust for substandard table ratings, if any.
         -if table A rating then add 2
         -if table B rating then add 4
         -if table C rating then add 6
         -if table D rating then add 8
         -if table E rating then add 10
         -if table F rating then add 12
         -if table G rating then add 14
         -if table H rating then add 15
         -if rating is higher than table H then add 16.

     5. The result of step 4 is the adjusted individual ages of insured #1 and insured #1. Call this (X1A) and (X2A) respectively.
     6.  If (X1A) is greater than 100 then set (X1A) equal to 100.
     7.  If (X1B) is greater  than 100 then set (X1B)  equal to 100.
     8.  Take the difference between (X1A) and (X1B). Call this (XDIFF).
     9. Look up (XDIFF) on the table below to find out what to add on to youngest adjusted age.
                                          XDIFF                        ADD ON

                                    0                                     0
                                    1      to        2                    1
                                    3      to        4                    2
                                    5      to        6                    3
                                    7      to        9                    4
                                   10      to       12                    5
                                   13      to       15                    6
                                   16      to       18                    7
                                   19      to       23                    8
                                   24      to       28                    9
                                   29      to       34                   10
                                   35      to       39                   11
                                   40      to       44                   12
                                   45      to       47                   13
                                   48      to       50                   14
                                   51      to       53                   15
                                   54      to       56                   16
                                   57      to       60                   17
                                   61      to       64                   18
                                   65      to       69                   19
                                   70      to       75                   20
                                   76      to       85                   21

     10. The JEA  (Joint  Equivalent  Age) is equal to the  Minimum of (X1A) and
         (X1B) plus ADD ON from the table above.

     Example:

     Male Nonsmoker age 45 table rating A, Female Smoker age 57.

         1.  (X1) = 45 and (X2) = 57
         2.   (X1) = 45 + 0 =  45; and (X2) = 57 - 5 = 52
         3.   (X1) = 45 + 0 = 45; and (X2) = 52 + 2 = 54
         4.   (X1) = 45 + 2 = 47; and (X2) = 54 + 0 = 54
         5.   (XIA) = 47; (X2A) = 54
         6.   (XIA) is not greater than 100
         7.   (XIB) is not greater than 100
         8.   (XDIFF) = (X2A) - (X1A) = 54 - 47 = 7
         9.   ADD ON = 4
         10.  JEA = minimum of (XIA) and (X2A) + ADD ON = 47 + 4 = 51

SVUL Target Premium Rates per $1000 of Face

           JEA             Target               JEA                     Target
 less than  20              2.78                 61                      21.67
            20              2.78                 62                      22.98
            21              2.87                 63                      24.23
            22              2.95                 64                      25.41
            23              3.03                 65                      26.52
            24              3.13                 66                      27.56
            25              3.22                 67                      28.56
            26              3.32                 68                      29.53
            27              3.41                 69                      30.45
            28              3.52                 70                      31.36
            29              3.62                 71                      32.27
            30              3.73                 72                      33.17
            31              3.84                 73                      34.08
            32              3.96                 74                      35.02
            33              4.07                 75                      35.97
            34              4.24                 76                      36.95
            35              4.42                 77                      37.95
            36              4.60                 78                      38.94
            37              4.79                 79                      39.96
            38              4.99                 80                      40.99
            39              5.20                 81                      42.00
            40              5.41                 82                      42.00
            41              5.64                 83                      42.00
            42              5.87                 84                      42.00
            43              6.11                 85                      42.00
            44              6.51                 86                      42.00
            45              6.93                 87                      42.00
            46              7.38                 88                      42.00
            47              7.86                 89                      42.00
            48              8.38                 90                      42.00
            49              8.93   greater than  90                      42.00
            50              9.50
            51              10.12
            52              10.78
            53              11.49
            54              12.54
            55              13.68
            56              14.92
            57              16.22
            58              17.58
            59              18.94
            60              20.32

   * The cost of insurance rate for Policies issued in states which require unisex pricing or in connection with employment related insurance and benefit plans is not based on the gender of the insured.

Service Fees

     A service fee on all premium received beyond the first year is paid as long as the policy remains in effect and the variable contract supervisory and service agreement remains active.

     o   3% for policy years 2 through 10
     o   1% for policy years 11 and later

     A service fee will be paid only

Compensation on Increases

     An increase is defined as a face amount increase. We will compare the increased face amount of the policy against the highest policy face amount over the latest three year period to determine if there is a policy face amount increase during the current year.

     A 50%# commission will be paid on premium received during the first 12 months following the date of an face amount increase that is greater than the premium level on which a high [50%] first year commission rate was previously paid. The maximum premium on which a high [50%] first year commission rate is paid will be limited to the lesser of total planned periodic premium or total target premium amount of the policy after a face amount increase has occurred.

     # See Special Underwriting

Compensation for Renewals

     A renewal fee of 2% on all premiums received during policy years two (2) through ten (10) is paid as long as the policy remains in effect and the Broker-Dealer Variable Contract Supervisory and Service Agreement remains active.

Compensation for Replacement of Life Policies Issued by Principal Mutual Life Insurance Company

First year commission is the sum of 1,2, 3 and 4 which follow.

     1. A full first year commission rate as set out in First Year Commissions of the exhibit will be applied to all new policy premium in excess of the replaced premium but less than the planned periodic, not to exceed target premium.
     2. A percentage of the first year commission rate of the new policy determined from the table below according to the number of years since the replaced policy was issued or updated will be applied to the replaced policy planned periodic premium, not to exceed target premium. The resulting commission rate in the table shall in no event exceed the applicable first year commissions rates as set out in the First Year Commissions section of this exhibit.


---------------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage of New
                                                                                                      Policy's
                                                                                                     First Year
  Years Since                 Percentage of New Policy's          Years Since Date of              Commission Rate
 Date of Issue                 First Year Commission Rate                Issue                    Payable on Replaced
   or Update                  Payable on Replaced Premium*             or Update                       Premium*
   ---------                  ----------------------------             ---------                       --------
    0 -  3                                 0                               12                             36
         4                                20                               13                             38
         5                                22                               14                             40
         6                                24                               15                             42
         7                                26                               16                             44
         8                                28                               17                             46
         9                                30                               18                             48
        10                                32                          19 and later                        50
        11                                34
---------------------------------------------------------------------------------------------------------------------------

* Replaced premium amounts will be defined as the level of premium on which a first year commission was previously paid.
** A commission equal to the renewal rate of the new policy will be paid on replaced premium.

     3. Commissions on cash values conserved and transferred into the new policy will be paid as follows:

         o   3% of cash value transferred from a non-Updated policy.
         o 1 on cash value transferred from an Updated policy or current yield policy.

         These commissions will be paid on cash values deposited as unscheduled premiums. However, in situations where a policy loan is carried over to the new policy, we will not pay a commission on the unscheduled premium deposit created for the purpose of carrying over the loan.

     4. An additional 5% commission will be paid on the amount of policy premium being replaced if the total premium in the new policy is at least 25% greater than the premium of the replaced policy.

B. Service fees are determined according to the applicable rates for such as set out in the exhibit.

C. Commissions will not be paid when partial surrender amounts are used to fund premium increases or new business.

D. For special situations defined by the Insurer involving replacement of life policies, the insurer reserves the right to further modify commissions
     payable  on  replacements   outlined  above.


                   EXHIBIT C - Expense Reimbursement Schedule
                         Broker-Dealer Variable Contract
                        Supervisory and Service Agreement

Principal  Mutual Life Insurance  Company will reimburse the  broker-dealer  for expenses incurred by them on sales of policies made pursuant to the Broker-Dealer Variable Contract Supervisory and Service Agreement according to the schedule below. We may, by written notice to you, change this compensation schedule. We may discontinue the issuance of any form of policy and fix the amount of compensation on policies issued in exchange for previously issued policies.

New York Insurance Department Limitations

The Broker-Dealer and the Insurer agree that the maximum payment under this agreement shall be subject to the terms of a plan submitted and approved by the New York State Insurance Department. The determination of whether payments do not exceed the maximum amount permissible shall be the sole responsibility of the Insurer. Any amounts paid by the Insurer to the Broker-Dealer that are deemed to exceed the maximum amount permissible shall become a debt from the Broker-Dealer to the Insurer. The Insurer reserves the right to off set any indebtedness against any amount payable under this Schedule or any other contract with the Insurer or an affiliate of the Insurer.

Expense Reimbursement Amounts

The insurer agrees to pay the Broker-Dealer an expense reimbursement allowance on premiums during the first policy year as follows:

o 25%# of premium received up to the planned periodic premium, not to exceed target premium. See Exhibit A for schedule of Target Premiums.

     # Allowance is reduced to 22.5% if Batch underwriting or Expanded Non-Medical underwriting is used. Allowance is reduced to 15% if Guaranteed Issue underwriting is used. Other arrangements may be made with different compensation amounts.